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                                                                    EXHIBIT 10.2
                          LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT is made this 3rd day of May, 1991, by and among BARCLAYS BUSINESS CREDIT, INC. ("Lender"), a Connecticut corporation, with an office at 3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas 75219; and RED MAN PIPE & SUPPLY CO. ("Borrower"), an Oklahoma corporation, having its chief executive office and principal place of business at 7633 East 63rd Place, Suite 400, Red Man Plaza, Tulsa, Oklahoma 74133.

SECTION 1.  GENERAL DEFINITIONS

     1.1. DEFINED TERMS. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

     Account Debtor - any Person who is or may become obligated under or on account of an Account.

     Acknowledgments - the managers' acknowledgments to be executed by each manager operating a retail store or warehouse for Borrower, in the form attached as Exhibit "G".

     Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings of Borrower after provision for income taxes for such fiscal period all as reflected on the financial statement of Borrower supplied to Lender pursuant to Section 9.1(J) hereof, but excluding:

     (i)   any gain or loss arising from the sale of capital assets;

    (ii)   any gain arising from any write-up of assets;

    (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

     (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

     (v) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions;


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    (vi)   any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower;

   (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

  (viii)   any gain arising from the acquisition of any Securities of Borrower;

    (ix)   any gain arising from extraordinary or non-recurring items; and

     (x)   payments on intercompany accounts receivable.

     Adjusted Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets; (ii) deferred assets, including prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) good will;
(v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

     Adjusted Tangible Net Worth - at any date means a sum equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of Borrower would be shown on a balance sheet at such date in accordance with GAAP, less (ii) the amount at which Borrower's liabilities (other than capital stock and surplus) would be shown on such a balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

     Affiliate - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 5% or more of any class of the voting Securities of Borrower; or (iii) 5% or more of the voting Securities (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.



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     Agreement - this Loan and Security Agreement, including all Exhibits hereto, as the same may be modified, supplemented, extended or amended from time to time.

     Annual Business Plan - as defined in Section 9.1(L) of this Agreement.

     Applicable Rate - rate of interest set forth in Section 3.1(A) of this Agreement, as the same may be modified pursuant to Section 3.1(H), applicable to the Loans, and, for purposes of Sections 3.1(D) and (E) of this Agreement, shall include the Default Rate.

     Average Daily Availability - the amount obtained by adding the difference between the Borrowing Base and the unpaid balance of Loans owing by Borrower to Lender at the end of each day during the period in question and by dividing such sum by the number of days in such period.

     Average Daily Loan Balance - the amount obtained by adding the unpaid balance of Loans owing by Borrower to Lender at the end of each day for each day during the period in question and by dividing such sum by the number of days in such period.

     Base Rate - the prime rate, base rate or reference rate per annum (whichever shall be applicable) of interest announced or quoted from time to time for commercial loans by Barclays Bank PLC, at its offices in New York, New York, regardless of whether or not such rate is the lowest rate charged by said bank to its most preferred borrowers. If the prime rate, base rate or reference rate for commercial loans is discontinued by said bank as a standard, a comparable reference rate designated by said bank as a substitute therefor shall be the Base Rate.

     Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

     (a) the Commitment as of such date; or

     (b)  an amount up to:

          (i) ninety percent (90%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion, including a reserve for sales tax payables) of Eligible Accounts outstanding at such date;

          PLUS

          (ii) the lesser of (A) $6,000,000 or (B) sixty percent (60%) of the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Inventory at such date consisting of tubular goods held for


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sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

          PLUS

          (iii) the lesser of (A) the Supply Inventory Maximum in effect on such date or (B) the Supply Inventory Advance Rate in effect on such date multiplied by the value (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Inventory at such date consisting of consumable supplies held for sale in the ordinary course of Borrower's business, calculated on the basis of the lower of cost or market;

          MINUS (subtract from the sum of clauses (i), (ii) and (iii) above)

          (iv) any amounts which Lender may be obligated to pay in the future for the account of Borrower.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

     Borrowing Base Certificate - means a written report (substantially in the form of Exhibit "J" attached hereto and made a part hereof) executed by Borrower and delivered to Lender, and certified as true and correct by an authorized officer of Borrower setting forth in reasonable detail sufficient information for Lender to calculate the Borrowing Base.

     Business Day - a day on which the Federal Reserve Bank of Dallas is open for business in Dallas, Texas.

     Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise; provided, however, payments with respect to Capital Lease obligations shall not be considered to be Capital Expenditures for the purposes of this Agreement.

     Capital Lease - as applied to any Person, any lease of any Property (whether real, personal or mixed) required to be classified and accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP.



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     Chapter 9 - the Louisiana Commercial Laws - Secured Transactions, Title 10,
Section 9-101 et.seq.

     Closing Date - the date on which all of the conditions precedent in Section 10 are satisfied and the initial Loan is made hereunder.

     Code - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

     Collateral - all of the Property and interests in Property described in
Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the obligations.

     Commitment - $25,000,000.

     Current Assets - at any date means the amount at which all of the current assets of Borrower would be shown on a balance sheet at such date in accordance with GAAP.

     Current Liabilities - at any date means the amount at which all of the current liabilities of Borrower would be shown on a balance sheet at such date in accordance with GAAP.

     Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     Default Rate - as defined in Section 3.1(C) of this Agreement.

     Distribution - in respect of Borrower means and includes any distribution (whether in cash or Property) by Borrower to any shareholder whether by way of dividend or otherwise.

     Dominion Account - a special account of Lender established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender, in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

     EBITDA - for any period, Net Income plus depreciation and amortization, Interest Expense, and taxes for such period (in each case to the extent deducted in determining Net Income).

     Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. No Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or



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(ii) it remains unpaid more than ninety (90) days after the original invoice date thereof; or (iii) more than twenty percent (20%) of the total Accounts owing by the Account Debtor remain unpaid more than ninety (90) days after the original invoice date thereof, to the extent of all Accounts owing by such Account Debtor; or (iv) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the net amount of all Accounts, to the extent of such excess; or (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (vi) the Account Debtor is also Borrower's creditor or supplier, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor (provided, that in such case the Account shall be deemed to be an Eligible Account if, and to the extent, the balance of the Account exceeds all amounts owed by Borrower to the Account Debtor or the amount of such setoff); or (vii) the Account Debtor has disputed liability with respect to such Account (provided, that if the amount disputed is less than twenty-five percent (25%) of the entire balance of the Account, the Account shall be deemed to be an Eligible Account to the extent the balance of the Account exceeds the amount disputed); or (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if the Account Debtor has ceased to be Solvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale to an Account Debtor outside the United States; or (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (xi) Lender believes, in its sole judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xii) the Account Debtor is the United States of America or any State or any department, agency or instrumentality thereof; or
(xiii) the Account Debtor is located in the State of New Jersey, unless Borrower has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year; or (xiv) the Account is not subject to Lender's duly perfected first priority security interest or is subject to a Lien, other than a Permitted Lien which is junior to Lender's security interest; or (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xvi) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such


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limit; or (xvii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xviii) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xix) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

     Eligible Inventory - such Inventory of Borrower which Lender, in the exercise of its sole credit judgment, deems to be Eligible Inventory. No Inventory shall be Eligible Inventory unless, in Lender's opinion, it (i) is in good, new and saleable condition, (ii) is not obsolete or unmerchantable, (iii) meets all standards imposed by any governmental agency or authority, (iv) conforms in all respects to the warranties and representations set forth in
Section 6.1 hereof, (v) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien, except a Permitted Lien which is junior to Lender's security interest or a Permitted Lien described in
Section 9.2(E)(ix) of this Agreement, (vi) is situated at a location in compliance with Section 4.3 hereof, and (vii) consists of finished tubular goods or consumable supplies of Borrower held for sale in the ordinary course of Borrower's business.

     Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

     Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other Tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     Excess - as defined in Section 3.1(E) of this Agreement.

     Excess Cash Flow - for any period an amount equal to the Net Income of Borrower for such period, plus the aggregate amount of depreciation, amortization and other non-cash charges of Borrower for such period, determined in accordance with GAAP, which, in determining Net Income for such period, were deducted from the gross income of Borrower; minus (a) Unfinanced Capital Expenditures


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and Unfinanced Capitalized Lease Payments paid by Borrower during such period,
(b) Distributions paid by Borrower during such period, and (c) regularly scheduled principal payments during such period (and, without duplication, principal payments actually paid by Borrower during such period) on Indebtedness (other than the Loans) of Borrower having a final maturity (or which is renewable or extendable at the option of Borrower, for a period ending) more than one year after the date of creation thereof.

     Event of Default - as defined in Section 11.1 of this Agreement.

     Financial Agreement - as defined in Section 9.2(F) of this Agreement.

     Funded Indebtedness - all Indebtedness which would, in accordance with GAAP, constitute long-term Indebtedness, but in any event shall include, without duplication:

          (a) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions) for a period of more than one year notwithstanding that any such Indebtedness may be payable on demand or not more than one year after its creation;

          (b) any obligation with respect to a Capital Lease;

          (c) any guarantees with respect to Funded Indebtedness of a type described in clauses (a) and (b) of this definition of another Person.

     GAAP - generally accepted accounting principles in the United states of America in effect from time to time.

     General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, other Intellectual Property, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

     Guarantor - Lewis B. Ketchum.

     Guaranty - a limited guaranty agreement to be executed by Guarantor, whereby Guarantor unconditionally guaranties payment to Lender of up to $1,000,000 in principal of the obligations and all


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interest, costs and expenses associated therewith, as the same may be modified, supplemented, extended or amended from time to time.

     Indebtedness - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capital Lease obligations, (ii) all contingent liabilities of such Person, including, without limitation, all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

     Intellectual Property - all patents, patent applications, trademarks, trade names, franchise agreements, license agreements, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, formulae, recipes, trade secrets, other source and business identifiers, copyrights and all other similar general intangibles.

     Interest Expense - means, for any period, total interest, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), of Borrower including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate exchange or cap agreements providing interest rate protection but excluding, however, interest expense not payable in cash (including amortization of discount), all as determined in conformity with GAAP.

     Inventory - all of Borrower's inventory, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

     Leverage Ratio - at any date means the ratio of the Indebtedness of Borrower to Adjusted Tangible Net Worth of Borrower.

     Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge,


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conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     Loan Account - the loan account established on the books of Lender pursuant to Section 2.3 hereof and in which Lender will record all Loans, payments made on such Loans and other appropriate debits and credits as provided by this Agreement.

     Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all revolving credit loans made by Lender as provided in Section 2.1 of this Agreement.

     Maximum Legal Rate - as defined in Section 3.1(D) of this Agreement.

     Net Income - for any period, the net income (or loss) after taxes of Borrower for such period taken as a single accounting period, but before extraordinary items, as determined in accordance with GAAP.

     Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Agreements or otherwise and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under this Agreement or any of the other Agreements.

     Original Term - as defined in Section 3.3 of this Agreement.

     Other Agreements - any and all agreements, instruments and documents heretofore, now or hereafter executed by Borrower or delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Guaranty and the Acknowledgments, as the same may be modified, supplemented, extended or amended from time to time.

     Overadvance - as defined in Section 2.1.

     Participating Lender - shall mean each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

     Permitted Liens - any Lien of a kind specified in subparagraphs (i) through
(xi) of Section 9.2(E) of this Agreement.


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     Person - an individual, partnership, corporation, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

     Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     Property - any interest in any kind of property or asset, whether real, personal or mixed, or Tangible or intangible.

     Purchase Money Lien - a Lien upon fixed assets granted by Borrower to secure Indebtedness incurred by Borrower to purchase such fixed assets.

     Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

     Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property, except the following: (i) Property to be used in the ordinary course of business; (ii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower; (iii) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (iv) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; (v) investments in certificates of deposit with any federally insured institution which in the aggregate do not exceed $100,000.00; (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy
(270) days from the date of creation thereof; (vii) with respect to Borrower, Borrower's investment in its Subsidiary, Red Man Ventures, Inc., outstanding as of the date hereof or up to an additional $50,000 investment in such subsidiary made in any fiscal year; and (viii) investments existing as of the date hereof and described on Exhibit "E".

     Schedule of Accounts - as defined in Section 5.4 of this Agreement.

     Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.


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     Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the voting Securities at the time of determination.

     Supply Inventory Advance Rate - initially means forty percent (40%), but shall automatically decrease by one percent (1%) a month on the first calendar day of each month, beginning on November 1, 1991, until such time as the Supply Inventory Advance Rate shall have been reduced to twenty-five percent (25%), where it shall remain for the remainder of the term of this Agreement.

     Supply Inventory Maximum - initially means $5,000,000, but shall automatically decrease by $100,000 a month on the first calendar day of each month, beginning on November 1, 1991, until such time as the Supply Inventory Maximum shall have been reduced to $3,500,000, where it shall remain for the remainder of the term of this Agreement.

     Unfinanced Capital Expenditures and Unfinanced Capitalized Lease Payments - Capital Expenditures and payments on Capital Leases by Borrower to the extent not financed pursuant to Indebtedness of Borrower (other than the Loans) having a final maturity (or which is renewable or extendable at the option of Borrower for a period ending) more than one year after the date of creation thereof.

     1.2. ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     1.3. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement.



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SECTION 2.  CREDIT FACILITY

     2.1. THE LOANS. Provided that no Default or Event of Default has occurred, Lender will make Loans on a revolving credit basis to Borrower from time to time, in amounts as requested by Borrower, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Loans outstanding to Borrower at any time. If the unpaid balance of the Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute obligations that are secured by the Collateral and entitled to all benefits thereof. Insofar as Borrower may request and Lender may be willing in its discretion to make Loans to Borrower at a time when the unpaid balance of Loans exceeds, or would exceed with the making of any such Loan, the Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid ON DEMAND. In consideration of Lender making any Overadvance to Borrower, Borrower agrees to pay to Lender, contemporaneously with the making of such Overadvance, an amount equal to one percent (1%) of the Overadvance, provided that the payment of such amount does not cause the interest on the obligations to exceed the Maximum Legal Rate. The Loans shall be used solely (i) for the satisfaction of existing Indebtedness of Borrower to F&M Bank and Trust Company of Tulsa, Oklahoma, (ii) for the satisfaction of certain trade payables and other unsecured indebtedness owed to trade creditors of Borrower, (iii) for Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement, and (iv) for the payment of any of the fees specified in Section 3.2 of this Agreement and, to the extent approved by Lender, to the payment of any costs associated with the closing of the transactions contemplated by this Agreement.

     2.2. ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

     2.3. LOAN ACCOUNT. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including all charges and expenses properly chargeable to Borrower and any other Obligation.

     2.4.  INCREASED COSTS AND CAPITAL.

     (A) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall result in any increase in the cost to Lender of making, funding or maintaining any Loans, then Borrower agrees to pay, from time to time, upon demand by Lender, to Lender additional amounts sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall in the absence of manifest error, be conclusive.

     (B) If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender and Lender determines that the amount of such capital is increased by or based upon the existence of Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by Lender, Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender in the light of such circumstances, to the extent that Lender reasonably determines such increase in capital to be allocable to the existence of Lender's commitment to lend hereunder. A certificate as to such amounts, submitted to Borrower by Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

     (C) Notwithstanding anything contained herein to the contrary, in the event that Lender makes demand on Borrower pursuant to Section 2.4(A) or (B) hereof for the payment of any additional amounts as specified therein, Borrower may, within ninety (90) days following the date of the delivery by Lender of the certificate(s) described in Section 2.4(A) or (B) hereof, at Borrower's option, terminate this Agreement upon ten (10) days prior written notice to Lender.
Upon the effective date of such termination, Borrower shall pay to Lender the then outstanding principal, accrued interest and other charges owing under this Agreement and any of the other Agreements, and the termination charges or prepayment premium provided for in Section 3.3(C) of this Agreement shall not be payable as a result of Borrower's termination pursuant to this Section 2.4(C).

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT

     3.1.  INTEREST AND CHARGES.

     (A) Subject to subsection (D) of this Section 3.1, interest shall accrue on the principal amount of the Loans outstanding at the end of each day at a fluctuating rate per annum equal to one and one-half percent (1.50%) above the Base Rate.

     (B) After the date hereof, the Applicable Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.
The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest on the unpaid principal balance of the obligations shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days or, for the purposes of determining interest at the Maximum Legal Rate, a year of 365 or 366 days, as applicable), commencing on the date hereof, and shall be payable monthly, in arrears, on the first day of each month.

     (C) Subject to subsection (D) of this Section 3.1, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to two percent (2%) above the Applicable Rate set forth in
Section 3.1(A) (the "Default Rate").

     (D) Notwithstanding the foregoing, (i) if at any time the amount of such interest computed on the basis of the Applicable Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Rate; and
(ii) unless preempted by federal law, the Applicable Rate from time to time in effect hereunder may not exceed the "Indicated Rate Ceiling" from time to time in effect under Section (c) of Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

     (E) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between Borrower and Lender, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such charge shall be the result of an accident and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Applicable Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement, shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

     (F) The provisions of Section 3.1(E) shall be deemed to be incorporated into every document or communication relating to the obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of the obligations), whether or not any provision of Section 3.1(E) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations and other obligations of Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by Borrower or such obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.1(E).

     (G) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or the other Agreements than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all then accrued interest owing to Lender by reason thereof shall be payable UPON DEMAND.

     (H) So long as no Default has occurred, in the event that Borrower achieves the performance factors described below as of each of the calculation dates specified below, then the Applicable Rate shall be reduced as follows:

     (i) Performance Factors to be Achieved as of October 31, 1991. So long as no Default has occurred, and so long as Borrower achieves the performance factors set out below, upon the later of (i) receipt and review by Lender of audited financial statements of Borrower provided pursuant to Section 9.1(J) demonstrating compliance with the following performance factors, or (ii) receipt by Lender of Borrower's Annual Business Plan for the twelve months ending October 31, 1992, the Applicable Rate shall be reduced by 0.125%. Such reduction shall be made effective November 1, 1991 by (a) crediting the Loan Account by the difference between the amount of interest paid by Borrower to Lender since such effective date and the amount of interest which would have been paid by Borrower to Lender since such effective date had the Applicable Rate been so reduced, and (b) recalculating all accrued but unpaid interest, and all interest to accrue with respect to future transactions, at the Applicable Rate as so reduced. The performance factors required to be achieved as of October 31, 1991 in order to reduce the Applicable Rate are as follows:

     (A) The Average Daily Availability for the six months ending October 31, 1991 shall equal or exceed twenty-five percent (25%) of the Average Daily Loan Balance for such period;

     (B) The Adjusted Net Earnings From Operations, plus taxes (to the extent deducted therefrom), for the year ending October 31, 1991 shall be at least $2,800,000; and

     (C) Borrower's Leverage Ratio as of October 31, 1991 shall not exceed 3.4 to 1.0.

Any rate reduction made pursuant to this Section 3.1(H)(i) shall remain in effect only for so long as no Default has occurred and is continuing and Borrower maintains the Leverage Ratio described in (C) above.

     (ii) Performance Factors to be Achieved as of October 31, 1992. So long as no Default has occurred, and so long as Borrower achieves the performance factors set out below, upon the later of (i) receipt and review by Lender of audited financial statements of Borrower provided pursuant to Section 9.1(J) demonstrating compliance with the following performance factors, or (ii) receipt by Lender of Borrower's Annual Business Plan for the twelve months ending October 31, 1993, the Applicable Rate (as the same may or may not have been reduced pursuant to Section 3.1(H)(i) above) shall be reduced by 0.25%. Such reduction shall be made effective November 1, 1992 by (a) crediting the Loan Account by the difference between the amount of interest paid by Borrower to Lender since such effective date and the amount of interest which would have been paid by Borrower to Lender since such effective date had the Applicable Rate been so reduced, and (b) recalculating all accrued but unpaid interest, and all interest to accrue with respect to future transactions, at the Applicable Rate as so reduced. The performance factors required to be achieved as of October 31, 1992 in order to reduce the Applicable Rate are as follows:

          (A) The Average Daily Availability for the months ending October 31, 1992 shall equal or exceed twenty-five percent (25%) of the Average Daily Loan Balance for such period;

          (B) The Adjusted Net Earnings From operations, plus taxes (to the extent deducted therefrom), for the year ending October 31, 1992 shall be at least $2,500,000; and

          (C) Borrower's Leverage Ratio as of October 31, 1992 shall not exceed
     3.3 to 1.0.

Any rate reduction made pursuant to this Section 3.1(H)(ii) shall remain in effect only for so long as no Default has occurred and is continuing and Borrower maintains the Leverage Ratio described in (C) above.

     (iii) Performance Factors to be Achieved by as of April 30, 1993. So long as no Default has occurred, Borrower achieves the performance factors described below, and the Applicable Rate has been and remains reduced pursuant to each of Section 3.1(H)(i) and (ii) above, upon review and analysis by Lender of the results of financial performance of Borrower for the period ending April 30, 1993 demonstrating compliance with the following performance factors, the Applicable Rate shall be further reduced by 0.125%. Such reduction shall be made effective
May 1, 1993 by (a) crediting the Loan Account by the difference between the amount of interest paid by Borrower to Lender since such effective date and the amount of interest which would have been paid by Borrower to Lender since such effective date had the Applicable Rate been so reduced, and (b) recalculating all accrued but unpaid interest, and all interest to accrue with respect to future transactions, at the Applicable Rate as so reduced. The performance factors required to be achieved as of April 30, 1993 in order to reduce the Applicable Rate are as follows:

          (A) The Average Daily Availability for the six months ending April 30, 1993 shall equal or exceed twenty-five percent (25%) of the Average Daily Loan Balance for such period;

          (B) The Adjusted Net Earnings From operations, plus taxes (to the extent deducted therefrom), for the six months ending April 30, 1993 shall be at least $1,250,000; and

          (C) Borrower's Leverage Ratio as of April 30, 1993 shall not exceed
     3.2 to 1.0.

Any rate reduction made pursuant to this Section 3.1(H)(iii) shall remain in effect only for so long as no Default has occurred and is continuing and Borrower maintains the Leverage Ratio described in (C) above. In addition, in the event that following any reduction in the Applicable Rate pursuant to this
Section 3.1(H)(iii), Borrower's annual audited financial statements delivered to Lender pursuant to this Agreement reflect that Borrower was not entitled to such reduction (notwithstanding that Borrower's unaudited financial statements reflected that Borrower was entitled to such reduction), then Borrower shall (i) immediately pay to Lender the difference between (a) the amount of interest paid by Borrower to Lender since the date of the reduction of the Applicable Rate, and (b) the amount of interest which would have been paid by Borrower to Lender if the Applicable Rate had not been reduced, and (ii) the Applicable Rate shall be immediately increased by 0.125% per annum with respect to all future transactions.

     3.2. FEES.

          (A) Closing Fee. Borrower shall pay to Lender a closing fee of $125,000, which shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and shall be paid concurrently with the initial Loan hereunder. Such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provision of this Agreement (for example, reasonable attorney's fees incurred by Lender) or any other Agreement.

          (B) Audit Fee. Borrower agrees to pay to Lender an audit fee payable on a semiannual basis beginning on November 1, 1991 and continuing regularly thereafter on the first day of each six-month period during the term of this Agreement and upon termination hereof. The audit fee payable at any date shall equal $2,000 plus all out of pocket costs and expenses incurred by Lender during the preceding six month period in connection with administering the Loans, provided the audit fee paid in any twelve-month period shall not exceed $5,000.00 and shall not at any time be equal to or in excess of the amount which would cause the interest on the obligations to exceed the Maximum Legal Rate. This fee shall compensate Lender for certain aspects of administering the Loans, including, without limitation, certain internal audits, appraisals and collateral monitoring functions deemed necessary or appropriate by Lender, but shall not include any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provision of this Agreement or any Other Agreement.

          (C) Unused Facility Fee. Borrower agrees to pay to Lender a quarterly unused facility fee, equal to one-half percent (0.50%) per annum of the average daily unused portion of the Commitment, payable quarterly in arrears, beginning August 1, 1991 and continuing regularly thereafter during the term of this Agreement and upon the termination hereof.

     3.3. TERM OF AGREEMENT; TERMINATION.

          (A) The provisions of this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including May 3, 1994 (the "Original Term"), unless terminated as provided in Section 3.3(B) hereof, or extended pursuant to this Section 3.3(A). So long as no Default has occurred, the original Term shall be automatically extended by one (1) year unless Borrower has notified Lender, or Lender has notified Borrower, on or before January 3, 1994, that it does not desire this Agreement to be extended pursuant to this Section 3.3(A).

          (B) Upon at least ninety (9O) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the obligations in immediately available funds, together with the termination charge or prepayment premium provided for in Section 3.3(C) hereof, if any. It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly. Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

          (C) At the effective date of such termination by Borrower, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges, fees and expenses owing under this Agreement and any of the other Agreements), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the applicable percentage set forth below of the highest of the Average Daily Loan Balances outstanding for any month during the applicable term set forth below during which such termination occurs:

     Applicable Term              Applicable Percentage
     ---------------              ---------------------

     The date hereof through                 3%
       May 2, 1992

     May 3, 1992, through                    2%
       May 2, 1993

     May 3, 1993, through                    1%
       May 2, 1994

     Thereafter                              0%

If termination occurs on the last day of the original Term, Borrower shall not be obligated to pay Lender any liquidated damages.

          (D) All of the obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or any of the other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral, and all of its rights and remedies under this Agreement and the other Agreements notwithstanding such termination or cancellation, until Borrower has paid the obligations to Lender, in full, in immediately available funds.

     3.4. PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the obligations consisting of:

          (A) Principal, payable on account of Loans made by Lender to Borrower, shall be payable by Borrower to Lender immediately upon the earliest of (i) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (ii) termination of this Agreement pursuant to Section 3.3 hereof; provided, however, that if the principal balance of Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, ON DEMAND, repay the Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess;

          (B) Interest accrued on the obligations shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the obligations or (iii) termination of this Agreement pursuant to Section 3.3 hereof; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to the Loan Account hereunder as a Loan, a sum sufficient each month to pay all interest accrued on the obligations during the immediately preceding month; and

          (C) The remainder of the obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement or the other Agreements.

     3.5. APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.2 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

     3.6. STATEMENTS OF ACCOUNT. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower, unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account was rendered. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.  COLLATERAL: GENERAL TERMS

     4.1. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all the Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including, without limitation, the following Property and interests in Property:

            (A)  Accounts;

            (B)  Inventory;

            (C)  Equipment;

            (D)  General Intangibles;

            (E) All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

            (F) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D) and (E) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

            (G) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E) or (F) above.

     4.2. FINANCING STATEMENTS; WARRANTIES REGARDING PRIORITY OF THE LIENS OF LENDER IN THE COLLATERAL.

            (A) Borrower agrees to execute the financing statements provided for by the Code and by Chapter 9, together with any and all other instruments, assignments or documents, and shall take such other action as may be required to create, perfect or to continue the perfection of Lender's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

          (B) Borrower is the owner of full legal and equitable title to the Collateral, free and clear of any Liens, except Permitted Liens, and, other than in connection with Permitted Liens, no financing statement covering the Collateral or any part or proceeds thereof is on file in any public office, and the execution by Borrower of this Agreement and the other Agreements to which it is a party and the filing of the relevant financing statements in the appropriate jurisdictions will create in favor of the Lender a valid, perfected first Lien against the Collateral, subject to the Permitted Liens.

     4.3. LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit "A" and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the obligations in consequence thereof, for sales of Inventory in the ordinary course of business, dispositions of Equipment that are authorized by Section 7.2 hereof and Inventory and Equipment in transit from one business location to another.

     4.4. INSURANCE OF COLLATERAL. Borrower agrees to maintain and pay for insurance upon such of the Tangible Collateral as shall be required by Lender, wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Borrower shall deliver certificates for such policies to Lender with satisfactory lender's loss payable endorsements naming Lender loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause, if such a clause is permitted in policies issued in the State of Texas, that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees upon request by Lender, to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

     4.5. PROTECTION OF COLLATERAL. Borrower shall pay and discharge when due all claims to and levies and charges upon any of the Collateral. Lender may, at any time or times hereafter, in its sole discretion, without waiving or releasing any obligations, liability or duty of Borrower under this Agreement or the other Agreements, or any Event of Default, pay when due, acquire or accept an assignment of any Lien or claim asserted by any Person against any of the Collateral; provided, however, as long as no Event of Default has occurred, Lender shall notify Borrower if any single such payment will be in excess of $5,000. All sums paid by

Lender in respect thereof and all costs, fees and expenses, including, without limitation, attorney's fees and court costs, which are incurred by Lender on account thereof, shall be payable UPON DEMAND by Borrower to Lender, together with interest accruing at the Default Rate from the date of demand until paid and shall be secured by the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

     5.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Lender, that with respect to each
Account: it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; it arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto; it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services; such Account, and Lender's security interest therein, is not, and, to the best of Borrower's knowledge, will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and, to the best of Borrower's knowledge, each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason; Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment; to the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto; to the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of the Account.

     5.2. COLLECTION OF ACCOUNTS. To expedite collection, Borrower shall endeavor in the first instance to make collection of their Accounts for Lender. All remittances received by Borrower on account of Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall deposit same in the Dominion Account. Lender retains the right, upon and after the occurrence of an Event of Default, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the obligations (subject to final payment of such items) on the first Business Day after Lender's withdrawal of such payment from the Dominion Account in immediately available funds. Whenever reasonably practicable, Lender shall withdraw all funds contained in the Dominion Account on a daily basis, for application of such funds to the payment of the obligations as provided herein. Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in the Dominion Account pursuant to an arrangement with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall deposit all payments or other remittances received by Borrower in their operating accounts to the Dominion Account. After the occurrence of an Event of Default Lender may, and Borrower shall at Lender's request, notify Account Debtors and all other parties obligated on the Collateral to make payments directly to the Dominion Account. All funds deposited in the Dominion Account shall immediately become the Property of Lender, and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

     5.3. ADMINISTRATION OF ACCOUNTS. Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in Section 5.4. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower's Loan Account hereunder therefor. Whether or not a Default or an Event of Default has occurred, Lender shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts, such verification to be in a format reasonably satisfactory to Lender and Borrower or, if Lender decides, in its sole discretion, to use a different format or method, such format or method regarding which Borrower shall have been notified; provided, however, that after the occurrence of an Event of Default, Lender shall have the right to determine, in its sole discretion, the format and method for such verification without the obligation of giving notice to the Borrower of the format and method decided upon by Lender. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

     5.4. ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon. On or before the 20th day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), along with, if requested by Lender, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request, and also with, if requested by Lender, formal written assignments by Borrower to Lender of all of Borrower's Accounts, together with copies of invoices or invoice registers related thereto. If any amounts due and owing in excess of $10,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto, and the amount in controversy. In addition to and not in limitation of the other provisions of this Section 5.4, if at any time a Default occurs, Lender shall thereafter have the right to require that Borrower deliver to Lender such other reports, information and materials regarding the Accounts as shall be specified by Lender.

SECTION 6.  PROVISIONS RELATING TO INVENTORY

     6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and, unless otherwise indicated in writing to Lender, that: all Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit "A" and will not be removed therefrom, except as authorized by
Section 4.3 of this Agreement; no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party unless (i) Lender shall have granted its prior written consent thereto,
(ii) such bailee, warehousemen or similar party shall have delivered to Lender a warehousemen's letter in the form requested by Lender, and (iii) all original warehouse receipts or other documents relating to such Inventory shall have been delivered to Lender; and no Inventory is or will be sold by consignment by any Person without Lender's prior written consent, except as otherwise disclosed on Exhibit "A".

     6.2. INVENTORY REPORTS. On or before the 20th day of each month from and after the date hereof, Borrower agrees to furnish Lender with Inventory reports. Such reports shall be in form and detail satisfactory to Lender. Borrower shall conduct such physical inventory tests as are acceptable to the independent certified public accountants of Borrower who are preparing the financial statements referred to in Section 9.1(J) and Borrower shall provide to Lender, upon request by Lender, an annual report regarding their physical inventory based upon such testing procedures, as well as copies of any other inventory tests conducted by or on behalf of Borrower, together with such supporting information as Lender shall, in its discretion, request. In addition to and not in limitation of the other provisions of this Section 6.2, if at any time a Default occurs, Lender shall thereafter have the right to require that Borrower deliver to Lender such other reports, information and materials regarding the Inventory as shall be specified by Lender.

     6.3. RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory with a cost or market value in excess of $10,000 to Borrower, Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT

     7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that Borrower has good and marketable title to the Equipment, that the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower, so that an interest arises therein under the real estate laws of the applicable jurisdiction, unless the landlord of such real Property has executed a landlord waiver in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property, other than Equipment subject to first priority Liens in favor of Lender, subject only to Permitted Liens. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title). Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with

Section 7.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender.

     7.2. DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction on the sale, lease, disposition or other transfer of any Equipment shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided that all proceeds thereof are turned over to Lender to be applied by Lender in accordance with Section 3.5 hereof, or (ii) replacement of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens, other than Permitted Liens, Borrower shall give Lender at least five (5) days prior written notice of such disposition, and Borrower shall turn over to Lender all proceeds realized from any such disposition to be applied by Lender in accordance with Section 3.5 hereof.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

     8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make Loans hereunder, Borrower warrants, represents and covenants to Lender that:

            (A) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of oklahoma and that its Federal Taxpayer Identification Number is 73-1013654; has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except to the extent previously disclosed to Lender in writing; and has not been known as or used any corporate names, except as disclosed on Exhibit "B" attached hereto and made a part hereof and, to the best of its knowledge and belief, has not been known as or used any fictitious or trade names, except as disclosed on Exhibit "B" attached hereto and made a part hereof.

            (B) Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and each of the other Agreements to which it is a party, and this Agreement is, and each of the other Agreements when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower, enforceable against it in accordance with their respective terms.

            (C) Borrower is not engaged principally, nor as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

            (D) Borrower has all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

            (E) Exhibit "F" sets forth a complete and accurate list of all items of Intellectual Property which, individually or in the aggregate, are material to the business, operations, properties, assets or condition of Borrower. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others. Borrower has duly assigned and granted a first, prior and perfected Lien to Lender in and to such Intellectual Property to secure the obligations, and no consent, approval or authorization of any Person is or would be required in connection with such assignment or granting of a Lien.

            (F) Except as set forth on Exhibit "C" attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Properties in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Exhibit "C" involves the possibility of materially and adversely affecting the Properties or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

            (G) Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens, except Liens granted hereunder or under any other Agreement and Permitted Liens.

            (H) The balance sheets of Borrower as of February 28, 1991, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial positions of Borrower at such dates and the results of Borrower's operations for such periods. Since February 28, 1991, there has been no material change in the condition, financial or otherwise, of Borrower, as shown on the balance sheet as of such date and no change in the aggregate value of Property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

            (I) There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

            (J) Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation, including, but not limited to, any Reportable Event, or Prohibited Transaction exists in connection with any Plan.

            (K) Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable.

            (L) Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business.

            (M) No Default or Event of Default will exist or result from the execution and delivery of this Agreement or Borrower's performance hereunder.

            (N) There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            (O) Borrower has no Subsidiaries, other than Red Man Ventures, Inc., which has no operations, income or assets other than ownership of certain undeveloped real estate and an interest in an aircraft.

            (P) The issued and outstanding stock of Borrower consists of (i) an aggregate of 134,764.69 shares of class A common stock, which is voting stock,
(ii) 34,344 shares of class B common stock, which is non-voting stock, and (iii) 10,000 shares of series B preferred stock. Borrower has delivered to Lender true and correct copies of all agreements pursuant to which the holders of the series B preferred stock are entitled to receive Distributions, including a true and correct copy of the Financial Agreement.

     8.2. REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Agreements shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation, as of the date of said request, of all of the representations and warranties of Borrower contained in this Agreement and the other Agreements. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Agreements shall be true at the time of Borrower's execution of this Agreement and the other Agreements, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

     9.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

            (A) Pay and discharge all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes does not result in a Lien upon any Properties of Borrower, other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties, except for Permitted Liens.

            (B) File all federal, state and local tax returns and other reports Borrower is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its Profits, or upon any Property belonging to it.

            (C) Pay to Lender, ON DEMAND, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by the Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, proceeds of Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the obligations.

            (D) Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which the failure to qualify would have a materially adverse effect on Borrower, Borrower's business or Lender's security interest in the Collateral.

            (E) Maintain its Properties in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto.

            (F) Comply with all laws, ordinances, governmental rules and regulations to which it is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the Properties or condition (financial or otherwise) of Borrower.

            (G) (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

            (H) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all its financial transactions.

            (I) Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, its business, assets, liabilities, financial condition, business prospects and results of operations.

            (J) Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and are consistent with GAAP): (i) as soon as possible, but not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized standing selected by Borrower, but acceptable to Lender; (ii) as soon as possible, but not later than twenty (20) days after the end of each month (other than each October) hereafter (and not later than sixty (60) days after the end of each October hereafter), unaudited profit and loss statements and balance sheets of Borrower as of the end of such month, and of the portion of Borrower's fiscal year then elapsed, certified by the principal financial officer of Borrower as fairly presenting the financial position and results of operations of Borrower for such month and period. Concurrently with the delivery of the financial statements described in clause
(i) of this Section 9.1(J), Borrower shall cause to be prepared and furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. At the end of each fiscal quarter of Borrower, concurrently with the delivery of the financial statements described in clause (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Lender a certificate from the Chief Financial officer of Borrower certifying to Lender that, to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Agreements and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

            (K) At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to perfect or to continue the perfection of Lender's Liens, to facilitate collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Agreements.

            (L) Cause to be prepared and furnished to Lender as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, a business plan forecasting, on a monthly basis, the income statement and the balance sheet of Borrower (an "Annual Business Plan").

            (M) Cause to be prepared and furnished to each fiscal quarter of the Borrower, a certificate (the "Compliance

Certificate"), which shall state the Borrower's compliance or non-compliance with the financial covenants contained in Section 9.3 of this Agreement, the Compliance Certificate to be substantially in the form of Exhibit "H" to this Agreement, the Compliance Certificate for each of the first three fiscal quarters in each fiscal year of the Borrower to be furnished to Lender on or before the 20th day after the end of each such fiscal quarter, with the Compliance Certificate for the fourth fiscal quarter in each fiscal year of the Borrower to be furnished to Lender on or before the 120th day after the end of such fourth fiscal quarter.

            (N) Cause to be prepared and delivered to Lender periodic Borrowing Base Certificates, Schedules of Accounts and Inventory Reports as frequently as Lender may request for the period selected by Lender.

     9.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

            (A) Merge or consolidate with any Person, nor acquire all or any substantial part of the Properties of any Person.

            (B) Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

            (C) Enter into any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

            (D) Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except by endorsement of instruments or items of payment for deposit or collection.

            (E) Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(A) hereof, but only if in Lender's judgment, such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, and other like Persons for labor, materials or supplies incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender; (iv) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing indebtedness incurred for the payment of Capital Expenditures permitted by this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (viii) Liens permitted pursuant to the provisions of any other Agreement; (ix) Landlord or warehouseman liens with respect to any premises leased by Borrower or upon which Borrower's goods are stored, as long as Lender pursuant to Section 10.1(C) of this Agreement has deducted as a reserve from the amount of the Borrowing Base an amount equal to the total rental for the remaining lease term for such premises; (x) Liens specified on Exhibit "D" attached hereto and (xi) such other Liens as Lender may hereafter approve in writing.

            (F) Make Distributions during any fiscal year, in excess of the aggregate amount of $15O,OOO, other than (i) compensation of officers and directors permitted pursuant to Section 9.2(M), and (ii) redemption of the currently outstanding series B preferred stock of Borrower on October 31, 1993 pursuant to the terms of that certain Amended Financial Agreement dated October 24, l99O between otter, Inc. and Borrower (The "Financial Agreement"), provided, immediately after giving effect to such redemption, the Borrowing Base as of such date, less the aggregate amount of Loans outstanding as of such date, equals or exceeds twenty-five percent (25%) of the Average Daily Loan Balance for the six months preceding such date. Borrower shall not modify the terms of the Financial Agreement.

            (G) Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

            (H) Make Capital Expenditures or payments on account of Capital Leases which exceed in the aggregate (i) for the period from May 1, 1991 to October 31, 1991, $150,000, or (ii) $300,OOO for any fiscal year thereafter occurring.

            (I) Transfer its principal place of business or chief executive office, or open manufacturing plants, or maintain or transfer Collateral or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit "A" hereto, except upon at least thirty (3O) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

            (J) Enter into any new business; make any material change in any of Borrower's business objectives, purposes and operations; or incur any new operating lease obligations resulting in additional lease expenditures of more than $2OO,OOO during any fiscal year.

            (K) Sell, lease, assign, transfer or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, or (ii) dispositions expressly authorized by this Agreement.

            (L) Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a", except for names disclosed in writing to Lender on or before the Closing Date.

            (M) Permit the total annual compensation (including, without limitation, salaries, fees, commissions and other payments, whether direct or indirect, in money, or otherwise, but not including bonuses) of its officers and directors to exceed during any fiscal year 12O% of the amount paid during the preceding fiscal year. Permit the total amount of bonuses paid to its officers and directors to exceed during any fiscal year 15O% of the amount paid during the preceding fiscal year.

            (N) Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, U, or X or any other regulation of the Federal Reserve Board then in effect.

            (O) Make or have any Restricted Investment.

            (P)  Change its fiscal year.

            (Q) Create, assume or suffer to exist any indebtedness for borrowed money or issue or sell any obligation of Borrower (whether absolutely, concurrently or otherwise), excluding only (i) the obligations; (ii) accounts payable and accrued liabilities arising in the ordinary course of Borrower's business; (iii) indebtedness incurred for the payment of Capital Expenditures permitted by this Agreement; (iv) existing indebtedness of Borrower which shall have been approved in writing by Lender, and which shall be set forth on Exhibit "D" attached hereto and made a part hereof; (v) additional indebtedness of Borrower not to exceed an aggregate of $1OO,OOO in principal outstanding at any time on terms and conditions satisfactory to Lender and (vi) such other indebtedness as Lender may hereafter approve in writing.

     9.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, Borrower shall:

            (A) Maintain a Leverage Ratio not greater than the ratio shown below for the date corresponding thereto:

Date                                    Amount
------------------------------------  ----------


May 1, 1991 to October 31, 1991       3.5 to 1.0

November 1, 1991 to April 3O, 1992    3.4 to 1.0

May 1, 1992 and Thereafter            3.3 to 1.0

            (B) Maintain at all times a ratio of (i) Current Assets to (ii) Current Liabilities plus, to the extent not included therein, the obligations, of not less than 1.1 to 1.0.

            (C) Maintain positive Net Income plus taxes (to extent deducted therefrom) calculated as of the last day of month for the six-month period ending on such day.

            (D) Maintain a positive Excess Cash Flow calculated as of the last day of each month for the six-month period ending on such day.

            (E) Achieve Adjusted Net Earnings from operations, taxes (to the extent deducted therefrom), equal to the specified below for the periods specified below:

Period                                   Amount
------                                   ------

fiscal year ending October 31, 1991    $2,700,000

May 1, 1991 to April 30, 1992          $2,200,000

fiscal year ending October 31, 1992    $2,200,000
and each fiscal year thereafter

SECTION 10. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Agreements, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make any Loan under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

     10.1. DOCUMENTATION. Lender shall have received the following documents, or provision of this Agreement or any of the other Agreements, all in form and substance satisfactory to Lender and its counsel:

           (A) Certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

           (B) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.2(B) hereof;

           (C) Landlord or warehouseman agreements with respect to all premises leased by Borrower or upon which Borrower's goods are stored; provided, however, if a satisfactory landlord or warehouseman agreement is not received by Lender with respect to any premises leased by Borrower, then an amount equal to the total rental for the remaining lease term for such premises shall be deducted as a reserve from the amount of the Borrowing Base; provided, that Lender may delete as a further reserve from the Borrowing Base such additional amount as Lender deems proper and necessary, based upon Lender's analysis of the terms of the lease or warehouseman agreement or other agreement regarding such premises upon which Borrower's goods are stored;

           (D) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

           (E) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

           (F) A closing certificate signed by Borrower, dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

           (G) The other Agreements duly executed by the relevant Persons and delivered by Borrower;

           (H) The favorable, written opinion of Noss, Monnet & Edmiston, counsel to Borrower, regarding Borrower, Guarantor, this Agreement, the other Agreements, and the transactions contemplated by this Agreement and the other Agreements, to be in form and content acceptable to Lender and its counsel;

           (I) Duly executed agreement establishing the Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts;

           (J) The Annual Business Plan for 1991, a copy of which shall be attached hereto as Exhibit "I";

           (K) Such assignments of notes and liens as Lender may request, duly executed by each holder of Indebtedness being refinanced by the obligations;

           (L) Duly executed acknowledgement by the holder of the series B preferred stock of Borrower to the effect that the subordination provisions of the Financial Agreement inure to the benefit of Lender; and

           (M) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

     10.2. OTHER CONDITIONS. The following conditions have been and shall continue to be satisfied, in the sole discretion of Lender:

            (A) No Default or Event of Default shall exist;

            (B) Each of the conditions precedent set forth in the Other Agreements shall have been satisfied;

            (C) Since February 28, 1991, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

            (D) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Agreements; and

            (E) After giving effect to the initial Loan to be made hereunder, the proceeds of which shall be used solely (i) for the satisfaction of existing Indebtedness of Borrower to F&M Bank and Trust Company of Tulsa, Oklahoma, (ii) for the satisfaction of at least $60O,OOO in trade payables and other unsecured indebtedness owed to trade creditors of Borrower, and (iii) for the payment of any of the fees specified in Section 3.2 of this Agreement and, to the extent approved by Lender, to the payment of any costs associated with the closing of the transactions contemplated by this Agreement, the Borrowing Base shall exceed the amount of such initial Loan by at least $6,250,000.

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (A) Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise);

            (B) any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Agreements proves to have been false or misleading in any material respect when made or furnished;

            (C) Borrower (i) shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically in clause (ii) hereof or elsewhere in this Section 11.1) and the breach of such covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower; or (ii) shall fail or neglect to perform, keep or observe any covenant contained in Sections 4.2, 4.3, 4.4, 4.5, 5.2, 5.4, 7.2, 9.1(A), 9.1(E), 9.1(F), 9.1(J),
9.1(K), 9.1(N), 9.2 or 9.3 of this Agreement;

            (D) any event of default shall occur under, or Borrower or Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the other Agreements and such default shall continue beyond any applicable period of grace;

            (E) there shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made;

            (F) any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon, except in all cases as may be specifically permitted by other provisions of this Agreement;

            (G) there shall occur any material adverse change in the financial condition or business prospects of Borrower;

            (H) Borrower or Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or Guarantor under the Bankruptcy Code (if against Borrower or Guarantor, the continuation of such proceeding for more than thirty (30) days), or Borrower or Guarantor shall make any offer of settlement, extension or composition to its unsecured creditors generally;

            (I) Guarantor shall cease to collectively own and control, beneficially and of record, at least fifty-one percent (51%) of the issued and outstanding voting capital stock of Borrower;

            (J) a Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed.

     11.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the obligations payable ON DEMAND in accordance with Section 3.4 hereof, upon and after the occurrence of an Event of Default as above provided, all or any portion of the obligations due or to become due from Borrower to Lender, whether under this Agreement, or any of the other Agreements or otherwise, shall, at the option of Lender and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the obligations.

     11.3. REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

            (A) All of the rights and remedies of a secured party under the Code or under other applicable law, including without limitation the provisions of Chapter 9, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Agreements.

            (B) The right to take immediate possession of the Collateral, and
(i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to the parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

            (C) The right to sell or otherwise dispose of all or any portion of any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or Section credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales maybe adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the obligations.

            (D) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and-selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

            (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the obligations, and thirdly, to the principal of the obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

     11.5. REMEDIES CUMULATIVE: NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Agreements, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained.

     11.6. SPECIAL LOUISIANA PROVISIONS. Insofar as the validity or perfection of a security interest hereunder or the remedies hereunder are governed by the laws of the State of Louisiana, the following provisions shall apply:

     Borrower specifically acknowledges the obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon in favor of Lender if the same are not paid at maturity. Upon and after the occurrence of an Event of Default, it shall be lawful for and Borrower does hereby authorize Lender without making a demand or putting Borrower in default, the making of demand and a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold after due process of law, Borrower waiving the benefit of any and all laws or parts of laws relative to the appraisement of the property seized and sold, under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as Lender may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceeding may direct. Furthermore, upon the occurrence of an Event of Default, if Lender employs an attorney to enforce Lender's rights in Louisiana against Borrower or any other Person which may be obligated to Lender under this Agreement or any of the other Agreements, Borrower agrees to pay Lender's reasonable attorney's fees in an amount equal to 5% of the unpaid obligations then due and owing.

     Borrower hereby waives (a) the benefit of appraisement provided for in Articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same; (b) the demand and three (3) days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure provided for in Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and (d) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

     Borrower expressly authorizes and agrees that Lender shall have the right to appoint a keeper of the Collateral pursuant to the terms and provisions of La. R.S. 9:5136. The keeper may be Lender or its designated agent or nominee, who or which shall be named by Lender in its pleadings to enforce Lender's rights and remedies hereunder in a court of competent jurisdiction. The compensation for the services of the keeper is hereby fixed at 5% of the amount due or sued for or claimed or sought to be protected, preserved or enforced in the proceeding for the recognition or enforcement of this Loan and Security Agreement, and shall be secured by the security interest herein granted.

SECTION 12. MISCELLANEOUS

     12.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

            (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

            (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) enforce payment of the Accounts by legal proceedings or otherwise and exercise generally all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral;
(iii) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (iv) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (v) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the obligations; (vi) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (vii) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (viii) make and adjust claims under policies of insurance; and (ix) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     12.2. INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's operation of its business or its failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. The obligation of Borrower under this
Section 12.2 shall survive the payment in full of the obligations and the termination of this Agreement.

     12.3. MODIFICATION OF AGREEMENT: SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Agreements, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Agreements, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     12.4. REIMBURSEMENT OF EXPENSES. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender or any Participating Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Agreements, any amendment of or modification of this Agreement or any of the other Agreements, any consent or waiver granted by Lender in connection with this Agreement or any of the other Agreements, or any sale or attempted sale of any interest herein to a Participating Lender; (B) the administration of this Agreement or any of the other Agreements and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Agreements or Borrower's affairs; (D) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Agreements, including, without limitation, the Account Debtors; or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, ON DEMAND, by Borrower to Lender or to such Participating Lender, as the case may be, and shall be additional obligations hereunder secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Agreements, or the creation of any of the obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. Borrower hereby irrevocably authorizes Lender to enter any and all expenses or other amounts owing to Lender by Borrower pursuant to this Section 12.4 as debits in the Loan Account.

     12.5. INDULGENCES NOT WAIVERS. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any of the other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any of the other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type.

     12.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.7. SUCCESSORS AND ASSIGNS. This Agreement and the other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify
Section 12.3 hereof.

     12.8. CUMULATIVE EFFECT: CONFLICT OF TERMS. The provisions of the other Agreements are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.4 of this Agreement and except as otherwise provided in any of the other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Agreements, the provision contained in this Agreement shall govern and control.

     12.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.10. NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing (and, if sent by mail, shall be sent by certified or registered mail, return receipt requested) or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows:

     (A)  If to Lender:    Barclays Business Credit, Inc.
                           3811 Turtle Creek Boulevard
                           Suite 2100
                           Dallas, Texas 75219
                           Attention: Joy L. Bartholomew



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

     With a copy to:       Hughes & Luce
                           Bank One Plaza, Suite 2800
                           1717 Main Street
                           Dallas, Texas 75201
                           Attention: Larry A. Makel



     (B) If to Borrower:   Red Man Pipe & Supply Co.
                           7633 East 63rd Place, Suite 400
                           Red Man Plaza
                           Tulsa, Oklahoma 74133
                           Attention: Lewis B. Ketchum

     With a copy to:       Noss, Monnet & Edmiston
                           Suite 300 Grantson Building
                           111 West Fifth Street
                           Tulsa, Oklahoma 74103
                           Attention: David L. Noss

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.3 shall not be effective until received by Lender.

     12.11. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Agreements as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the obligations, the payment of money or any other matter.

     12.12. DEMAND OBLIGATIONS. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable ON DEMAND by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such obligations.

     12.13. TIME OF ESSENCE. Time is of the essence of this Agreement and the other Agreements.

     12.14. PARTICIPATING. Lender shall have the right at any time and from time to time to grant participating in the Agreement and the other Agreements. Each Participating Lender shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the participant is subject to the circular or not).

     12.15. NONAPPLICATION OF CHAPTER 15 OF TEXAS CREDIT CODE. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes) Article 5O69-15 are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Agreements or to the transactions contemplated hereby.

     12.16. No PRESERVATION OR MARSHALING. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

     12.17. GOVERNING LAW: CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS AND NOT THE LAWS OF CONFLICTS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE APPLICABLE AND ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DALLAS COUNTY OF THE STATE OF TEXAS AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN SECTION 12.10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

                       BORROWER HAS READ AND UNDERSTANDS
                       SECTION 12.17: /s/ LBK (INITIALS)

     12.18. WAIVERS BY BORROWER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF

POSSESSION; (III) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE IT8 SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (IV) ANY RIGHT TO PRESENTMENT, PROTEST, NOTICE OF PROTEST AND NON-PAYMENT, OR OTHER NOTICE OF DEFAULT, NOTICE ACCELERATION OR INTENT TO ACCELERATE.

                       BORROWER HAS READ AND UNDERSTANDS
                       SECTION 12.18:/s/ LBK (INITIALS)

     12.19. DTPA WAIVER. BORROWER HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT ("DTPA"), OTHER THAN SECTION 17.555 (PERTAINING TO CONTRIBUTION AND INDEMNITY) OF THE DTPA, AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (A) HAS ASSETS OF S5,OOO,OOO OR MORE, (B) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (C) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (D) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                       BORROWER HAS READ AND UNDERSTANDS
                       SECTION 12.19: /s/ LBK (INITIALS)

     12.20. ENTIRE, FINAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER AGREEMENTS, TOGETHER WITH ALL OTHER INSTRUMENTS, AGREEMENTS AND CERTIFICATES EXECUTED BY THE PARTIES IN CONNECTION HEREWITH OR THEREWITH OR WITH REFERENCE HERETO OR THERETO, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                       BORROWER HAS READ AND UNDERSTANDS
                       SECTION 12.20: /s/ LBK (INITIALS)

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning hereof.

                                         BORROWER:

                                         RED MAN PIPE & SUPPLY CO.

                                         By: /s/ LEWIS B. KETCHUM
                                         Name: LEWIS B. KETCHUM
                                         Title: President

                                         LENDER:

                                         BARCLAYS BUSINESS CREDIT, INC.

                                         By: /s/ STUART A. TILLMAN
                                         Name:  STUART A. TILLMAN
                                         Title: Assistant Vice President

DTPA WAIVER

     The undersigned, legal counsel to Borrower, Red Man Pipe & Supply Co., executes this Agreement solely to acknowledge the waiver of the Texas Deceptive Trade Practices - Consumer Protection Act contained in Section 12.19 of the Agreement.

                                         Borrower's Counsel:

                                         NOSS, MONNET & EDMISTON

                                         By: /s/ DAVID L. NOSS
                                             DAVID L. NOSS

Exhibits:

Exhibit "A" - Locations of Collateral
Exhibit "B" - Fictitious or Trade Names
Exhibit "C" - Litigation
Exhibit "D" - Existing Indebtedness and Liens
Exhibit "E" - Existing Investments
Exhibit "F" - Intellectual Property
Exhibit "G" - Acknowledgments
Exhibit "H" - Form of Compliance Certificate
Exhibit "I" - 1991 Annual Business Plan
Exhibit "J" - Form of Borrowing Base Certificate